UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 24, 2002

MTS, INCORPORATED
(Exact name of registrant as specified in its charter)

CALIFORNIA	333-54035	94-1500342

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer

incorporation or organization)		Identification No.)

2500 DEL MONTE STREET	95691

WEST SACRAMENTO, CALIFORNIA	(Zip Code)

(Address of principal executive offices)

Registrant’s telephone number, including area code: (916) 373-2502

ITEM 5. OTHER EVENTS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
SIGNATURES
INDEX TO EXHIBITS
EXHIBIT 10.11
EXHIBIT 99.1

ITEM 5. OTHER EVENTS

On June 21, 2002, MTS, Incorporated (the “Company”) completed the Fourth Amendment dated as of June 23, 2002, to the Amended and Restated Credit Agreement dated as of April 27, 2001, as amended, among the Company, Tower Records Kabushiki Kaisha (“TRKK”), the lenders party thereto and JPMorgan Chase Bank as administrative agent (the “Fourth Amendment”). Pursuant to the Fourth Amendment, the maturity of the Company’s credit facility is extended to September 15, 2002. The Fourth Amendment also provides that an event of default will have occurred under the credit agreement if by the close of business July 18, 2002, the Company has neither received signed commitments for the refinancing of the entire balance of its credit facility nor has entered into an indicative term sheet providing for such a refinancing. In addition, the Fourth Amendment calls for the extension of certain financial covenants to the end of the revised maturity period and for the Company to assign certain life insurance policies and the proceeds thereof to the lenders.

The Fourth Amendment is attached hereto as EXHIBIT 10.11 and is incorporated herein by reference.

A copy of the press release announcing the execution of the Fourth Amendment is attached as EXHIBIT 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)  EXHIBITS

Exhibit No.	Description

10.11	Fourth Amendment, dated as of June 23, 2002, to the Amended and Restated Credit Agreement, dated as of April 27, 2001, as amended, among the registrant, TRKK, the Lenders party thereto and JPMorgan Chase Bank as Administrative Agent.

99.1	Press Release dated June 24, 2002.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS, Incorporated

June 24, 2002	By: /s/ DeVaughn D. Searson

DeVaughn D. Searson

Executive Vice President and Chief Financial Officer

(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit No.	Description

10.11	Fourth Amendment, dated as of June 23, 2002, to the Amended and Restated Credit Agreement, dated as of April 27, 2001, as amended, among the registrant, TRKK, the Lenders party thereto and JPMorgan Chase Bank as Administrative Agent.

99.1	Press Release dated June 24, 2002.